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                                                                     EXHIBIT 8.1


                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713)758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


May 30, 2003


Enterprise Products Partners L.P.
Enterprise Products Operating L.P.
2727 N. Loop West
Houston, Texas 77008

Ladies and Gentlemen:

      We have participated in the preparation of the registration statement on Form S-3, File No. 333-102778, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on January 28, 2003, Amendment No. 1 thereto filed with the Commission on March 19, 2003, and Amendment No. 2 thereto filed with the Commission on April 15, 2003 and being declared effective by the Commission on April 21, 2003 (the "Registration Statement"), with respect to the registration of up to $1,500,000,000 of common units of Enterprise Products Partners L.P. ("Enterprise") and/or debt securities of Enterprise Products Operating L.P. and guaranties of such debt securities by Enterprise. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof and the prospectus supplement dated May 30, 2003 filed with the Commission under Rule 424(b) under the Securities Act (collectively, the "Prospectus").

      The statements as to matters of law and legal conclusions in the Prospectus under the caption "Tax Consequences" are accurate and complete in all material respects as of the respective dates of such statements and constitute our opinion, which is subject to the assumptions and qualifications set forth therein.

      We hereby consent to the references to this firm under the captions "Tax Consequences" and "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.
                                          ---------------------------
                                              Vinson & Elkins L.L.P.